Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Avenue Therapeutics, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-219972) of Avenue Therapeutics, Inc. of our report dated March 1, 2018 relating to the financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 1, 2018